As filed with the Securities and Exchange Commission on May 24, 2002.
                                                    Registration No. ___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                              REPLIGEN CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                     04-2729386
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                                117 Fourth Avenue
                                Needham, MA 02494
                                 (781) 449-9560
               (Address of Principal Executive Offices) (Zip Code)

                                   ----------

                   2001 Repligen Corporation Stock Option Plan
                            (Full title of the plan)

                                   ----------

                            Walter C. Herlihy, Ph.D.
                              Repligen Corporation
                                117 Fourth Avenue
                                Needham, MA 02494
                                 (781) 449-9560
           (Name and address including zip code and telephone number, including area code, of agent for service)

                                   ----------

                                    Copy to:
                          Lawrence S. Wittenberg, Esq.
                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

                                   ----------

================================================================================

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                               Proposed      Proposed
                                                                Maximum       Maximum
                                                 Amount        Offering      Aggregate       Amount of
Title of Securities                               to be        Price Per     Offering      Registration
to be Registered                              Registered (3)     Share         Price            Fee
-------------------------------------------------------------------------------------------------------
Common Stock (par value $0.01 per share)          20,000(1)      $2.29       $   45,800       $  4.21
                                                  18,500(1)      $2.60       $   48,100       $  4.43
                                                 145,500(1)      $3.24       $  471,420       $ 43.37
                                               3,065,619(2)      $2.58       $7,909,297       $727.66
                                               ---------                     ----------       -------
TOTAL:                                         3,249,619                     $8,474,617       $779.67
-------------------------------------------------------------------------------------------------------

----------
(1) Such shares are issuable upon the exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and fee have been computed upon the basis of the price at which such options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(2) Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Act"), the proposed maximum offering price per share, the aggregate offering price and the fee have been computed based upon the average of the high and low prices per share of Common Stock on the Nasdaq National Market on May 21, 2002 with respect to securities for which options have not been granted.

(3) Pursuant to Rule 416 under the Act, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock split, stock dividends, recapitalizations or certain other capital adjustments.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed by Repligen with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference as of their respective dates:

      (a) Repligen's Annual Report on Form 10-K (File Number 0-14656) for the fiscal year ended March 31, 2002, as filed with the SEC on May 24, 2002.

      (b) All other documents filed by Repligen pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

      (c) The section entitled "Description of Stock," contained in Repligen's Current Report on Form 8-K, as filed with the SEC on May 24, 2002.

      All documents subsequently filed with the SEC by Repligen pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law (DGCL) permits Repligen to indemnify its directors, officers, employees and agents against actual and reasonable expenses (including attorneys' fees) incurred by them in connection with any action, suit or proceeding brought against them by reason of their status or service as a director, officer, employee or agent by or on Repligen's behalf and against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if:

      o He or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Repligen, and

      o In the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

      Article Seventh of Repligen's Restated Certificate of Incorporation, as amended, and Article V of Repligen's Bylaws generally provide that Repligen shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify any and all persons whom it shall have power to indemnify under that Section against any expenses, liabilities or other matters referred to in or covered by that Section.

      Article Eighth of Repligen's Restated Certificate of Incorporation, as amended, provides that directors of Repligen shall not be personally liable to Repligen or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Repligen or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Article Eight further provides that, in the event that the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of directors shall be eliminated or limited to the full extent authorized by the DGCL, as so amended.

      Repligen maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

Item 7. Exemption From Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      Reference is made to the Exhibit Index.

Item 9. Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Repligen's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
            Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Repligen pursuant to the foregoing provisions, or otherwise, Repligen has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Repligen of expenses incurred or paid by a director, officer or controlling person of Repligen in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Repligen will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Repligen certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Massachusetts on May 24, 2002.

                                       REPLIGEN CORPORATION


                                       By: /s/ Walter C. Herlihy
                                           -------------------------------------
                                           Walter C. Herlihy, Ph.D.
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

      We, the undersigned officer and director of Repligen Corporation, hereby severally constitute and appoint Walter C. Herlihy and Daniel P. Witt and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement on Form S-8, as well as any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable Repligen Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the United States Securities and Exchange Commission and in each case to file the same, with all exhibits thereto and other documents therewith, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their substitute or substitutes may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signatures                        Title(s)                       Date
      ----------                        --------                       ----


/s/ Walter C. Herlihy       President, Chief Executive              May 24, 2002
-------------------------   Officer, Chief Financial Officer
Walter C. Herlihy, Ph.D.    and Director (principal executive,
                            financial and accounting officer)


/s/ Paul Schimmel           Co-Chairman of the Board                May 24, 2002
-------------------------
Paul Schimmel, Ph.D.


/s/ Robert J. Hennessey     Director                                May 24, 2002
-------------------------
Robert J. Hennessey


/s/ G. William Miller       Director                                May 24, 2002
-------------------------
G. William Miller

                                  Exhibit Index

Exhibit No.       Description of Exhibit
-----------       ----------------------

4.1 Specimen Stock Certificate (filed as Exhibit 4.1 to Repligen's Annual Report on Form 10-K (File Number 0-14656) for the fiscal year ended March 31, 2002, as filed with the SEC on May 24, 2002 and incorporated herein by reference).

4.2 The 2001 Repligen Corporation Stock Option Plan, adopted by the Stockholders on September 13, 2001 (filed as Appendix B to Repligen's Definitive Proxy Statement on Schedule 14A dated July 19, 2001 and incorporated herein by reference).

5.1               Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

23.1              Consent of Arthur Andersen LLP (filed herewith).

23.2 Consent of Testa, Hurwitz & Thibeault, LLP (included as part of Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney (included as part of the signature page to this Registration Statement).